                    ----------------------------------------


                         TRIANGLE PHARMACEUTICALS, INC.

                         COMMON STOCK PURCHASE AGREEMENT


                                   dated as of

                                  June 2, 1999


                    ----------------------------------------

                                TABLE OF CONTENTS

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                                                                                         PAGE
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SECTION 1 AUTHORIZATION AND SALE OF COMMON STOCK..........................................1
                  1.1      Authorization..................................................1
                  1.2      Sale of Common Stock...........................................1
                  1.3      Alternate Provisions...........................................1
                  1.4      Definition of Shares...........................................2

SECTION 2 CLOSING DATE; DELIVERY..........................................................2
                  2.1      Closing Date...................................................2
                  2.2      Delivery.......................................................2
                  2.3      Make-Up Closing................................................2

SECTION 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................3
                  3.1      Organization and Standing......................................3
                  3.2      Corporate Power; Authorization.................................3
                  3.3      Issuance and Delivery of the Shares............................4
                  3.4      SEC Documents; Financial Statements............................4
                  3.5      Governmental Consents..........................................5
                  3.6      No Material Adverse Change.....................................5
                  3.7      Authorized Capital Stock.......................................5
                  3.8      Litigation.....................................................5
                  3.9      Rights Agreement...............................................6
                  3.10     Section 203....................................................6
                  3.11     No Shareholder Vote............................................6
                  3.12     Other Representations and Warranties...........................7

SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.................................7
                  4.1      Authorization..................................................7
                  4.2      Investment Experience..........................................7
                  4.3      Investment Intent..............................................7
                  4.4      Registration or Exemption Requirements.........................8
                  4.5      No Legal, Tax or Investment Advice.............................8
                  4.6      Legends........................................................8
                  4.7      Securities Ownership...........................................8

SECTION 5 CONDITIONS TO CLOSING OF PURCHASER..............................................8
                  5.1      Representations and Warranties.................................9
                  5.2      Performance....................................................9
                  5.3      Qualifications.................................................9
                  5.4      Other Agreements...............................................9
                  5.5      No Prohibition.................................................9
                  5.6      Existing Investors' Consent....................................9
                  5.7      Rights Agreement..............................................10
                  5.8      Board Representative..........................................10
                  5.9      Satisfaction of Collaboration Agreement Conditions............10

                                       i
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                                TABLE OF CONTENTS (Continued)
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                  5.10     Compliance Certificate........................................10

SECTION 6 CONDITIONS TO CLOSING OF COMPANY...............................................10
                  6.1      Representations and Warranties................................10
                  6.2      Performance...................................................11
                  6.3      Qualifications................................................11
                  6.4      Other Agreements..............................................11
                  6.5      No Prohibition................................................11
                  6.6      Existing Investors'Consent....................................11
                  6.7      Satisfaction of Collaboration Agreement Conditions............11
                  6.8      Compliance Certificate........................................11

SECTION 7 COVENANTS......................................................................12
                  7.1      HSR Act.......................................................12
                  7.2      Stockholder Consent...........................................12
                  7.3      Use of Funds..................................................12

SECTION 8 MISCELLANEOUS..................................................................12
                  8.1      Waivers and Amendments........................................12
                  8.2      Placement Agent's Fee.........................................12
                  8.3      Governing Law.................................................12
                  8.4      Dispute Resolution............................................12
                  8.5      Survival......................................................13
                  8.6      Successors and Assigns........................................13
                  8.7      Entire Agreement..............................................13
                  8.8      Notices, etc..................................................13
                  8.9      Severability of this Agreement................................14
                  8.10     Counterparts..................................................14
                  8.11     Termination...................................................14
                  8.12     Expenses......................................................15
                  8.13     Currency......................................................15
                  8.14     Attorneys' Fees...............................................15
                  8.15     No Third Party Rights.........................................15

                          TRIANGLE PHARMACEUTICALS, INC.

                         COMMON STOCK PURCHASE AGREEMENT

                  This Common Stock Purchase Agreement (the "Agreement") is made as of June 2, 1999, by and among Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with its principal offices at 4 University Place, 4611 University Drive, Durham, North Carolina 27707, and Abbott Laboratories, an Illinois corporation (the "Purchaser"), with its principal offices at 100 Abbott Park Road, Abbott Park, Illinois 60064.

                                   SECTION 1
                     AUTHORIZATION AND SALE OF COMMON STOCK

                  1.1 AUTHORIZATION. The Company has authorized the sale and issuance of shares of its common stock, par value $.001 per share (together with the associated preferred share purchase rights, the "Common Stock") pursuant to this Agreement.

                  1.2 SALE OF COMMON STOCK. Except as otherwise provided in Section 1.3 below and subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2.1) the Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company 6,571,428 shares of Common Stock (the "Maximum Shares") for the purchase price of $118,285,704 (or $18.00 per share).

                  1.3 ALTERNATE PROVISIONS. The Company shall seek a written determination from the Nasdaq Stock Market that the purchase and sale of the Maximum Shares at the Closing does not require stockholder approval under Rule 4460 of the Nasdaq National Market Issuer Designation Requirements (a "Written Determination"). If the Company or its counsel receives a Written Determination on or before the Closing Date (as defined in Section 2.1), then the provisions of Section 1.2 shall be applicable and the remainder of this
Section 1.3 shall be inapplicable. However, if the Company or its counsel does not receive a Written Determination on or before the Closing Date, then
Section 1.2 shall be inapplicable and, in lieu thereof, subject to the terms and conditions of this Agreement, at the Closing the Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company 6,116,229 shares of Common Stock (the "Minimum Shares") for the purchase price of $110,092,122 (or $18.00 per share). As promptly as practicable after the Closing of the purchase and sale of the Minimum Shares, the Company will take, in accordance with applicable law and its certificate of incorporation and bylaws, all action necessary to convene and hold a meeting of holders of the Company's Common Stock (the "Stockholders Meeting") to consider and vote upon the approval of the issuance to Purchaser of an additional 455,199 shares of Common Stock (the "Make-Up Shares"). The Company's Board of Directors shall recommend that the stockholders of the Company approve the issuance to Purchaser of the Make-Up Shares and take all lawful action to solicit such approval. If the issuance to Purchaser of the Make-Up Shares is not approved at the Stockholders Meeting, then the Company shall be under no obligation to sell and Purchaser shall be under no obligation to purchase the Make-Up Shares.

                  1.4 DEFINITION OF SHARES. As used herein, the term "Shares" shall be deemed to mean the Maximum Shares if Section 1.2 is applicable and the Minimum Shares and the Make-Up Shares if Section 1.2 is not applicable.

                                   SECTION 2
                             CLOSING DATE; DELIVERY

                  2.1 CLOSING DATE. The closing of the purchase and sale of the Maximum Shares or the Minimum Shares, whichever is applicable, hereunder (the "Closing") shall be held at 10:00 a.m. at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603-3441, as soon as practicable, but in any event no later than the fifth business day following the expiration or early termination of all waiting periods imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and satisfaction (or waiver, if permissible) of, all other closing conditions set forth in Sections 5 and 6 of this Agreement, or at such other time and place upon which the Company and the Purchaser shall agree. The date of the Closing is hereinafter referred to as the "Closing Date".

                  2.2 DELIVERY. At the Closing, the Company will deliver to the Purchaser a certificate, registered in the Purchaser's name, representing the Maximum Shares or the Minimum Shares, whichever is applicable, to be purchased by the Purchaser. Such delivery shall be against payment of the purchase price therefor as set forth in Section 1.2 or Section 1.3, whichever is applicable, by wire transfer to the Company to the account or accounts specified in writing (including bank name(s) and routing number(s) and any other necessary wire transfer instructions) by the Company at least two business days prior to the Closing.

                  2.3 MAKE-UP CLOSING. If the Purchaser purchases the Minimum Shares at the Closing pursuant to Section 1.3 and the issuance to Purchaser of the Make-Up Shares is approved at the Stockholders Meeting, then the Company will, on the fifth business day following the date of the Stockholders Meeting (the "Make-Up Closing Date"), issue and sell to the Purchaser and the Purchaser will purchase from the Company the Make-Up Shares at a purchase price of $8,193,582 (or $18.00 per share) (the "Make-Up Closing"); provided, however, that the respective obligations of the Company and the Purchaser to effect the Make-Up Closing shall be subject to the continued satisfaction or waiver as of the Make-Up Closing of the conditions set forth in Section 5 (with the exception of Section 5.1 as it applies to the representation and warranties set forth in Sections 3.6 and 3.8 hereof) and Section 6 (substituting therein the term "Make-Up Closing" for the term "Closing," the term "Make-Up Closing Date" for the term "Closing Date" and the term "Make-Up Shares" for the term "Minimum Shares"). The Make-Up Closing will take place at such place as the parties hereto may mutually agree. At the Make-Up Closing, the Company will deliver to the Purchaser a certificate, registered in the Purchaser's name, representing the Make-Up Shares to be purchased by the Purchaser. Such delivery shall be against payment of the purchase price therefor as set forth in this Section 2.3 by wire transfer to the Company to the account or accounts specified in writing (including bank name(s) and routing number(s) and any other necessary wire transfer instructions) by the Company as least two business days prior to the Make-Up Closing.

                                   SECTION 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as expressly limited in this Section 3, the Company represents and warrants to the Purchaser as of the date of this Agreement as follows:

                  3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of said state. The Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification except where the failure to so qualify does not have a material adverse effect on the business of the Company. Except as set forth on
Schedule 3.1, the Company has no subsidiaries or affiliated companies and does not otherwise have any direct or indirect equity interest in or loans to any partnership, corporation, limited liability company, joint venture, business association or other entity. The Company has delivered to Purchaser complete and correct copies of the Certificate of Incorporation and Bylaws of the Company as amended to the date hereof.

                  3.2 CORPORATE POWER; AUTHORIZATION. The Company has all requisite legal and corporate power and authority and has taken all requisite corporate action to execute and deliver this Agreement and each of the Related Agreements (as defined in Section 5.4) to sell and issue the Shares and to carry out and perform all of its obligations under this Agreement and each of the Related Agreements. This Agreement and each of the Related Agreements constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally. Except as set forth on Schedule 3.2, the execution and delivery of this Agreement and each of the Related Agreements does not, and the performance of this Agreement and each of the Related Agreements and the compliance with the provisions hereof and thereof and the issuance, sale and delivery of the Shares by the Company will not, conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, the Certificate of Incorporation or Bylaws of the Company or materially conflict with or result in a material violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of any statute, law, rule or regulation or any order, judgment, decree or any indenture, mortgage, license, lease or other material agreement or instrument to which the Company or any of its properties is subject.

                  3.3 ISSUANCE AND DELIVERY OF THE SHARES. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Shares is not subject to preemptive rights, rights of first refusal or any other similar rights of any person pursuant to any agreement between the Company and any such person or pursuant to the Company's Certificate of Incorporation or Bylaws. At the Closing, the Purchaser will receive good and marketable title to the Shares free of any liens, encumbrances or restrictions (unless created by the Purchaser), other than restrictions expressly set forth in this Agreement or the Related Agreements or restrictions on transferability under applicable securities laws.

                  3.4 SEC DOCUMENTS; FINANCIAL STATEMENTS. Each report or proxy statement delivered to the Purchaser is a true and complete copy of such document as filed by the Company with the Securities and Exchange Commission (the "SEC"). The Company has delivered to the Purchaser its Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 10-K") its Proxy Statement for the 1999 Annual Meeting of Stockholders and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (the "First Quarter 10-Q"). The Company has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since its initial public offering. As of their respective filing dates, all documents filed by the Company with the SEC (the "SEC Documents") complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as applicable. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments). Except as reflected or reserved against in the consolidated financial statements of the Company at December 31, 1998, as updated by the condensed consolidated financial statements of the Company at March 31, 1999, to the Company's knowledge, the Company has no liabilities that are required to be reported in the consolidated balance sheet of the Company under GAAP except for liabilities incurred in the ordinary course of business since December 31, 1998, and liabilities which would not, individually or in the aggregate, have a material adverse effect on the Company's properties or assets or the business of the Company as presently conducted or proposed to be conducted.

                  3.5 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority or, to the Company's knowledge, with any international governmental authority, on the part of the Company is required in connection with the execution of this Agreement except for (a) such filings as have been made prior to the Closing, except that any notices of sale required to be filed with the SEC under Regulation D of the Securities Act, or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor, (b) the filing of the Nasdaq National Market Notification Form with the Nasdaq National Market, and (c) such filings as may be required by the HSR Act.

                  3.6 NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed herein and in the 1998 10-K and the First Quarter 10-Q, since December 31, 1998, there have not been any changes in the assets, liabilities, financial condition, business, business prospects or results of operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse.

                  3.7 AUTHORIZED CAPITAL STOCK. The authorized capital stock of the Company consists of (i) 75,000,000 shares of Common Stock, of which, as of June 1, 1999, 30,734,819 shares were outstanding, and (ii) 5,000,000 shares of Preferred Stock, of which, as of June 1, 1999, 170,000 shares were designated Series A Preferred Stock, none of which were outstanding, and 1,200,000 shares were designated Series B Junior Participating Preferred Stock pursuant to that certain Rights Agreement by and between the Company and American Stock Transfer & Trust Company, dated February 1, 1999 (the "Rights Agreement"), none of which were outstanding. As of June 1, 1999, the Company has reserved for issuance shares of Common Stock in connection with the following options, convertible securities, and plans:
(i) 3,823,723 shares of Common Stock reserved for issuance pursuant to the Company's 1996 Stock Incentive Plan, of which, at June 1, 1999, options to purchase 2,552,434 shares of Common Stock were outstanding, (ii) 300,000 shares of Common Stock reserved for issuance under the Company's Employee Stock Purchase Plan, of which at June 1, 1999, 65,584 shares of Common Stock had been issued under such plan. Except as set forth in this Section 3.7 and in Schedule 3.7 hereof, there are no other options, warrants, conversion privileges or other contractual rights presently outstanding or in existence to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company.

                  3.8 LITIGATION. Except as disclosed in the 1998 10-K and the First Quarter 10-Q, there are no actions, suits, proceedings or investigations pending or, to the best of the Company's knowledge, threatened against the Company or any of its properties before or by any court or arbitrator or any governmental body, agency or official.

                  3.9 RIGHTS AGREEMENT. Prior to the execution of this Agreement, the Company has adopted an amendment to the Rights Agreement substantially in the form set forth as Exhibit 3.9, with the effect that (i) from the Effective Date (as such term is defined in the Collaboration Agreement, as hereinafter defined) up until such time as Purchaser holds less than the Minimum Purchaser Interest (as such term is defined in the Stockholder Rights Agreement, as hereinafter defined), neither Purchaser nor its U.S. wholly-owned subsidiaries shall be deemed to be an Acquiring Person (as defined in the Rights Agreement), that the Distribution Date (as defined in the Rights Agreement) will not be deemed to occur and that the Rights (as defined in the Rights Agreement) will not separate from the Common Stock as a result of entering into this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby or thereby (other than any purchases permitted under Section 5.3 of the Stockholder Rights Agreement or otherwise which cause Purchaser's Beneficial Ownership (as the term "Beneficial Ownership" is defined in the Stockholder Rights Agreement) of Shares of Common Stock to exceed 21% of the total shares of Common Stock of the Company outstanding from time to time hereafter) or as a result of the acquisition by Purchaser of beneficial ownership of shares of Common Stock not exceeding twenty-one percent (21%) of the total shares of Common Stock outstanding from time to time hereafter, and (ii) for the period commencing as of the date of this Agreement and ending on the earlier of (x) the Effective Date and (y) termination of this Agreement (the "Interim Period"), neither Purchaser nor its U.S. wholly-owned subsidiaries shall be deemed to be an Acquiring Person (as defined in the Rights Agreement), that the Distribution Date (as defined in the Rights Agreement) will not be deemed to occur and that the Rights (as defined in the Rights Agreement) will not separate from the Common Stock as a result solely of Purchaser entering into this Agreement and being deemed the Beneficial Owner (as defined in the Rights Agreement) of the Shares; provided that Purchaser does not become the Beneficial Owner of any securities of the Company in addition to the Shares during the Interim Period.

                  3.10 SECTION 203. The purchase of Shares pursuant to this Agreement has been approved by the Board of Directors of the Company prior to the date of this Agreement for the purposes of Section 203 of the Delaware General Corporation Law such that after the date of this Agreement, neither Purchaser nor any of its Affiliates will be subject to the restrictions on business combination transactions set forth in said Section 203 with respect to the Company on account of such purchase.

                  3.11 NO SHAREHOLDER VOTE. The execution, delivery and performance of this Agreement and the Related Agreements is not required to be submitted for a vote or other approval of the stockholders of the Company under Section 271 of the Delaware General Corporation Law. The issuance and sale by the Company of the Minimum Shares does not require approval of the stockholders of the Company under any applicable federal or state laws or regulations or under the rules and regulations of the National Association of Securities Dealers (including the designation or maintenance criteria of the NASDAQ National Market) or any other self-regulatory organization applicable to the Company.

                  3.12 OTHER REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in the Related Agreements are true and correct as of the date made. Notwithstanding anything to the contrary herein and anything in any other Related Agreement, the Company makes no representation and warranty (and shall have no liability) arising from any requirement to obtain stockholder approval pursuant to the Nasdaq National Market Issuer Designation Requirements, including Rule 4460 thereunder, with respect to the issuance and sale of the Maximum Shares.

                                   SECTION 4
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  Except as expressly limited in this Section 4, the Purchaser hereby represents and warrants to the Company as of the date of this Agreement as follows:

                  4.1 AUTHORIZATION. Purchaser has all requisite legal and corporate power and authority and has taken all requisite corporate or other action to execute and deliver this Agreement and each of the Related Agreements, to purchase the Shares and to carry out and perform all of its obligations under this Agreement. This Agreement and each of the Related Agreements constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally.

                  4.2 INVESTMENT EXPERIENCE. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser believes that it has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares.

                  4.3 INVESTMENT INTENT. Purchaser is purchasing the Shares for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Purchaser understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except (a) in compliance with the Securities Act and the rules and regulations promulgated thereunder and (b) in compliance with the terms of the Stockholder Rights Agreement dated as of the date of this Agreement between the Company and Purchaser (the "Stockholder Rights Agreement").

                  4.4 REGISTRATION OR EXEMPTION REQUIREMENTS. Purchaser further acknowledges and understands that the Shares may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.

                  4.5 NO LEGAL, TAX OR INVESTMENT ADVICE. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

                  4.6 LEGENDS. To the extent applicable, each certificate or other document evidencing any of the Shares shall be endorsed with the legends set forth below:

                        (a) "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

                        (b) "THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER CONTAINED IN A COMMON STOCK PURCHASE AGREEMENT AND A STOCKHOLDER RIGHTS AGREEMENT, EACH AS AMENDED

FROM TIME TO TIME. THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENTS TO THE HOLDER HEREOF WITHOUT CHARGE."

                        (c)  Any other legend required by law.

                  4.7 SECURITIES OWNERSHIP. As of the date hereof, Purchaser does not "beneficially own" (as such term is defined in Section 5.4(a) of the Stockholder Rights Agreement, subject to the limitation contained in Section 5.2(c) thereof) any securities of the Company.

                                   SECTION 5
                       CONDITIONS TO CLOSING OF PURCHASER

                  The Purchaser's obligation to purchase the Maximum Shares or the Minimum Shares, as applicable, at the Closing is subject to the fulfillment or waiver as of the Closing of the following conditions:

                  5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 3 and in the Related Agreements that are qualified as to materiality shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date and the representations and warranties of the Company contained in Section 3 and the Related Agreements that are not qualified as to materiality shall in all material respects be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

                  5.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  5.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required as of the Closing in connection with the lawful issuance and sale of the Maximum Shares or the Minimum Shares, as applicable, pursuant to this Agreement shall have been duly obtained and shall be effective as of the Closing. Without limiting the generality of the foregoing, both Purchaser and the Company shall have filed such forms with the United States Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") as shall be required by the HSR Act and the applicable waiting periods under the HSR Act shall have expired or earlier been terminated without notice from such governmental agencies that additional inquiries are being made.

                  5.4 OTHER AGREEMENTS. The Company shall have executed and delivered the Stockholder Rights Agreement, the Collaboration Agreement, dated as of the date hereof by and between the parties hereto (the "Collaboration Agreement"), and the Co-Promotion Agreement, dated as of the date hereof by and between the parties hereto (collectively, the "Related Agreements").

                  5.5 NO PROHIBITION. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement or any of the Related Agreements. There shall not be in effect any law, rule or regulation prohibiting or restricting the purchase and sale of the Maximum Shares or the Minimum Shares, as applicable, or requiring any consent or approval of any person in connection with the purchase and sale of the Maximum Shares or the Minimum Shares, as applicable, which consent or approval shall not have been obtained.

                  5.6 EXISTING INVESTORS' CONSENT. The Company's Restated Investors' Rights Agreement dated June 11, 1996, as amended and in the form attached hereto as Exhibit 5.6(A) (the "Existing Investors' Rights Agreement") shall not have been amended or modified in any way without Purchaser's prior written consent and Purchaser shall have been provided with a consent by the holders of a majority of the Registrable Securities under the Existing Investors' Rights Agreement in substantially the form attached hereto as Exhibit 5.6(B) or such other form as reasonably acceptable to Purchaser, consenting to the granting of the registration rights to the Purchaser pursuant to the Stockholder Rights Agreement (the "Existing Investors' Consent").

                  5.7 RIGHTS AGREEMENT. Prior to the execution of this Agreement, the Company shall have adopted an amendment to the Rights Agreement, substantially in the form set forth as Exhibit 3.9 hereto.

                  5.8 BOARD REPRESENTATIVE. Arrangements shall have been made to Purchaser's reasonable satisfaction for one designee of Purchaser to be elected to the Board of Directors of the Company pursuant to the Stockholder Rights Agreement.

                  5.9 SATISFACTION OF COLLABORATION AGREEMENT CONDITIONS. The conditions of Sections 16.8(a) and (b) (with the exception of Section 16.8(a)(iii)) of the Collaboration Agreement shall have been satisfied.

                  5.10 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchaser a certificate substantially in the form of Exhibit
5.10 attached hereto executed by the Chief Financial Officer of the Company, dated the Closing Date, and certifying the fulfillment of the conditions specified in Section 5.1 through 5.8, with the exception of the conditions specified in Section 5.5 as such conditions may apply to Purchaser.

                                   SECTION 6
                        CONDITIONS TO CLOSING OF COMPANY

                  The Company's obligation to sell and issue the Maximum Shares or the Minimum Shares, as applicable, at the Closing is subject to the fulfillment or waiver as of the Closing of the following conditions:

                  6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in Section 4 and in the Related Agreements that are qualified as to materiality shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date and the representations and warranties of the Purchaser contained in Section 4 and the Related Agreements that are not qualified as to materiality shall in all material respects be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

                  6.2 PERFORMANCE. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing.

                  6.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required as of the Closing in connection with the lawful issuance and sale of the Maximum Shares or the Minimum Shares, as applicable, pursuant to this Agreement shall have been duly obtained and shall be effective as of the Closing. Without limiting the generality of the foregoing, both Purchaser and the Company shall have filed such forms with the DOJ and the FTC as shall be required by the HSR Act and the applicable waiting periods under the HSR Act shall have expired or earlier been terminated without notice from such governmental agencies that additional inquiries are being made.

                  6.4 OTHER AGREEMENTS. The Purchaser shall have executed and delivered each of the Related Agreements.

                  6.5 NO PROHIBITION. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement or any of the Related Agreements. There shall not be in effect any law, rule or regulation prohibiting or restricting the purchase and sale of the Maximum Shares or the Minimum Shares, as applicable, or requiring any consent or approval of any person in connection with the purchase and sale of the Maximum Shares or the Minimum Shares, as applicable, which consent or approval shall not have been obtained.

                  6.6 EXISTING INVESTORS' CONSENT. If the Existing Investors' Consent shall not have been obtained, the terms of the Stockholders' Rights Agreement shall have been modified to the mutual satisfaction of the parties to the Stockholder Rights Agreement.

                  6.7 SATISFACTION OF COLLABORATION AGREEMENT CONDITIONS. The conditions of Sections 16.8(a) and (c) (with the exception of Section 16.8(a)(iii)) of the Collaboration Agreement shall have been satisfied.

                  6.8 COMPLIANCE CERTIFICATE. The Purchaser shall have delivered to the Company a certificate substantially in the form of Exhibit
6.8 attached hereto executed by an authorized officer of the Purchaser, dated the Closing Date, and certifying the fulfillment of the conditions specified in Section 6.1 through 6.6, with the exception of the conditions specified in
Section 6.5 as such conditions may apply to the Company.

                                    SECTION 7
                                    COVENANTS

                  7.1 HSR ACT. Purchaser and the Company each shall file such forms with the DOJ and the FTC as shall be required by the HSR Act as promptly as practicable upon execution of this Agreement, each shall promptly respond to any requests for additional information from the DOJ or the FTC and shall each cooperate fully with the other with respect to compliance with the HSR Act.

                  7.2 STOCKHOLDER CONSENT. The Company shall use its reasonable efforts to secure the Existing Investor's Consent.

                  7.3 USE OF FUNDS. The Company shall use the proceeds from the sale of the Shares to Purchaser and the milestone payments contemplated by Section 5.1 of the Collaboration Agreement for proper corporate purposes, including allocating in a responsible manner a sufficient portion of such proceeds and milestone payments calculated to cause the Company to use its reasonable efforts to fulfill its obligations under each of the Related Agreements.

                                    SECTION 8
                                  MISCELLANEOUS

                  8.1 WAIVERS AND AMENDMENTS. The terms of this Agreement may be waived or amended only with the written consent of the Company and the Purchaser.

                  8.2 PLACEMENT AGENT'S FEE. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser other than Warburg Dillon Read LLC and Goldman, Sachs & Co., the fees and expenses of which will be paid by the Company and Purchaser, respectively.

                  8.3 GOVERNING LAW. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of Delaware without any regard to conflicts of laws principles.

                  8.4 DISPUTE RESOLUTION. The parties hereto agree that any disputes which may arise during the term of this Agreement which relate to either party's rights and/or obligations hereunder shall be resolved in accordance with the ADR provisions contained in Exhibit 8.4 hereto, except that either party may seek judicial relief or enforcement to pursue equitable or other remedies not addressed by the ADR provisions, including without limitation specific performance or injunctive relief, to pursue a claim of fraudulent or otherwise inequitable treatment under the ADR proceedings or to otherwise enforce a judgment under the ADR proceedings.

                  8.5 SURVIVAL. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchaser and the Closing.

                  8.6 SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties to this Agreement. Notwithstanding the foregoing, neither party shall assign this Agreement without the prior written consent of the other party, except that Purchaser may assign this Agreement to any direct or indirect wholly-owned domestic (i.e., incorporated in a state of the U.S.) subsidiary of

Purchaser; provided, however, that no such assignment shall relieve or limit Purchaser's obligations hereunder.

                  8.7 ENTIRE AGREEMENT. This Agreement and the Related Agreements constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

                  8.8 NOTICES, ETC. All notices and other communications required or permitted under this Agreement shall be in writing and may be delivered in person, by facsimile, overnight delivery service or registered or certified United States mail, addressed to the Company or the Purchaser, as the case may be, at their respective addresses set forth below, or at such other address as the Company or the Purchaser shall have furnished to the other party in writing:

            If to the Company:

                     Triangle Pharmaceuticals, Inc.
                     4 University Place
                     4611 University Drive
                     Durham, North Carolina 27707
                     Telephone: 919-493-5980
                     Facsimile:  919-493-5925
                     Attention:  Chief Executive Officer and
                                 General Counsel

            Copy to:

                     Brobeck, Phleger & Harrison LLP
                     550 West "C" Street
                     Suite 1200
                     San Diego, CA 92101
                     Attention:  John Denniston

            If to the Purchaser:

                     Abbott  Laboratories
                     Dept. 309; Bldg. AP30
                     200 Abbott Park Road
                     Abbott Park, IL 60064
                     Telephone:  (847) 938-6863
                     Facsimile:  (847) 938-5383
                     Attention:  Senior Vice President, Pharmaceutical
                                 Operations and
                                 Senior Vice President, International Operations

            Copy to:

                     General Counsel
                     Abbott Laboratories
                     Dept. 364; Building AP6D
                     100 Abbott Park Road
                     Abbott Park, IL 60064
                     Telephone: (847) 937-8906
                     Facsimile:  (847) 938-6277

All notices and other communications shall be effective upon actual receipt thereof by the person to whom notice is directed.

                  8.9 SEVERABILITY OF THIS AGREEMENT. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  8.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  8.11  TERMINATION.

                        (a) OUTSIDE DATE. If the Effective Date has not occurred within ninety (90) days from the execution of this Agreement (other than through the failure of the party seeking to terminate this Agreement to comply fully with its obligations under this Agreement or any of the other Related Agreements) or such later date as the parties hereto may agree, either party may terminate this Agreement by written notice to the other.

                       (b) TERMINATION OF COLLABORATION AGREEMENT. This Agreement is subject to termination upon termination of the Collaboration Agreement pursuant to the terms of Sections 16.5 (b) and (c) of the Collaboration Agreement.

                  8.12 EXPENSES. Except as provided by the ADR provisions contained in Exhibit 8.4 and Section 8.14 hereof, the Company and the Purchaser each shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees of legal counsel; provided, however, that the Company and Purchaser shall share equally the fee(s) required to be paid in connection with the filing(s) required under the HSR Act in connection with the transactions contemplated by this Agreement and the other Triangle-Abbott Alliance Agreements.

                  8.13 CURRENCY. All references to "dollars" or "$" in this Agreement shall be deemed to refer to United States dollars.

                  8.14 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  8.15 NO THIRD PARTY RIGHTS. Except where expressly provided to the contrary, nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

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                                      14

                  The foregoing agreement is hereby executed as of the date first above written.

                                    "COMPANY"

                                    TRIANGLE PHARMACEUTICALS, INC., a
                                    Delaware corporation

                                    By:    ____________________________________

                                    Name:  ____________________________________

                                    Title: ____________________________________

                                    "PURCHASER"

                                    ABBOTT LABORATORIES, an Illinois
                                    corporation

                                    By:    ____________________________________

                                    Name:  ____________________________________

                                    Title: ____________________________________

                                      15